Filed Pursuant to Rule 424(b)(3)

Registration No. 333-139311

February 20, 2007

Dear Far West Bancorporation Shareholder:

The special meeting of Far West shareholders will be held on March 26, 2007 at The Riverside Country Club, 2701 North University Avenue, Provo, Utah 84604, at 1:00 p.m., local time. At the special meeting, Far West shareholders will be asked to consider and vote upon the Agreement and Plan of Merger, dated as of October 18, 2006, by and between Far West and AmericanWest Bancorporation. The closing of the merger is expected to occur in the first quarter of 2007, subject to approval by the shareholders of Far West and AmericanWest and the fulfillment of certain other conditions. In the merger, Far West shareholders are entitled to make an election about the type of merger consideration (shares of AmericanWest common stock, cash or a combination of both) they prefer to receive in the merger. Far West shareholders wishing to elect the type of merger consideration they prefer to receive in the merger must submit the enclosed Election Form in order to make a valid election. To be effective, the properly completed Election Form must be received by Illinois Stock Transfer Company, the exchange agent for the merger, before the election deadline, which is 4:00 p.m. Central Time on March 22, 2007.

Shareholders that elect to receive entirely cash or entirely shares of AmericanWest common stock may nevertheless receive a combination of cash and shares of AmericanWest common stock, and shareholders who elect to receive a combination of cash and shares of AmericanWest common stock may receive cash and shares of AmericanWest common stock in a different proportion than what they elect, pursuant to proration and adjustment procedures set forth in the merger agreement. In any event, under the merger agreement such consideration will have a value equal to $1,172.46 per share of Far West common stock with the AmericanWest common stock value determined by dividing $1,172.46 by the average closing price of AmericanWest common stock on the Nasdaq stock market over the 20 consecutive trading-day period ending on the third business day prior to the date of the merger. AmericanWest common stock is traded on the Nasdaq stock market under the symbol “AWBC.”

A description of the merger agreement and of the election and proration and adjustment procedures is included in the Joint Proxy Statement/Prospectus dated February 14, 2007 relating to the merger. You should read the Joint Proxy Statement/ Prospectus carefully and in its entirety. Your tax consequences will vary depending upon the election you make, any proration and a number of other factors. For certain information regarding the federal income tax consequences of elections, you should review the section “The Merger—Material United States Federal Income Tax Considerations of the Merger” in the Joint Proxy Statement/Prospectus.

In order to make a valid election between the cash consideration and the stock consideration, subject to proration and adjustment, you must complete and sign the enclosed Election Form in accordance with its instructions and return it along with your Far West stock certificate(s). In certain limited circumstances you must also return a properly completed Notice of Guaranteed Delivery. To prevent back-up withholding, U.S. holders of Far West common stock should also complete and return the enclosed Substitute IRS Form W-9. The required documents must be returned to Illinois Stock Transfer Company, the exchange agent for the merger, so that they are received by the Illinois Stock Transfer Company no later than the election deadline, which is 4:00 p.m. Central Time on March 22, 2007. AmericanWest, in its sole discretion, may extend the election deadline.

If you do not make a valid election by the election deadline, your shares of Far West common stock may be exchanged for cash, shares of AmericanWest common stock or a combination of both, depending on the elections of other Far West shareholders, pursuant to proration and adjustment procedures set forth in the merger agreement.

Once you tender your shares of Far West common stock, you will not be able to sell or transfer those Far West shares unless you revoke your election prior to the election deadline in accordance with the enclosed instructions.

We encourage you to read the enclosed documents, including the Election Form, instructions and list of frequently asked questions and answers. You also should read carefully the Joint Proxy Statement/Prospectus. If after reading these documents you are uncertain about what to do, we encourage you to consult with a financial professional to help you make your final decision. In addition, if you have questions about the enclosed form or if you need any additional information, including any additional copies of the Joint Proxy Statement/Prospectus, please contact Illinois Stock Transfer Company at 1-800-757-5755 or (312) 427-2953.

Robert M. Daugherty	H. Don Norton
President and Chief Executive Officer	President and Chief Executive Officer
AmericanWest Bancorporation	Far West Bancorporation

FAR WEST BANCORPORATION

ELECTION FORM

Please refer to the enclosed Instructions for additional detail regarding making an election. The right to make an election under the merger agreement expires on the election deadline, which is 4:00 p.m. Central Time on March 22, 2007. See Instructions A.1 and A.2.

Please Read Attached Instructions Carefully

Name and Address of Registered Holder(s) (Please fill in – if already filled in, correct any errors)	Stock Certificate Number(s)	Number of Shares Represented by Stock Certificates

Total Shares

1.	DESCRIPTION OF SURRENDERED SHARES. See Instruction B.1. If not already filled in, please list above the certificate(s) in your possession you are enclosing with this form; attach a separate sheet if needed. If you do not return your Far West stock certificate(s) with this form or submit a Notice of Guaranteed Delivery, you will be deemed to have not made an election with respect to the shares represented by the missing certificate(s), and you will receive cash, shares of AmericanWest common stock or a combination of both, depending on the elections of other Far West shareholders.

☐ I cannot find one (1) or more of my stock certificate(s). Those certificates that I can find are listed or I am listing above. Please forward to me the Bond of Indemnity paperwork. I understand there is a charge of 2% of the market value for the insurance premium charge (minimum $10.00 insurance premium charge) plus a $20.00 processing fee by Illinois Stock Transfer Company for the missing certificates. (These rates are subject to change since this printing.)

SUBSTITUTE W-9 FORM

PLEASE PROVIDE THE ILLINOIS STOCK TRANSFER COMPANY WITH EITHER YOUR SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (TIN) ON THE FOLLOWING SUBSTITUTE FORM W-9 AND CERTIFY THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING. FAILURE TO DO SO WILL SUBJECT YOU TO 28%, OR THE CURRENT RATE, FEDERAL INCOME TAX WITHHOLDING FROM ANY PROCEEDS OR FUTURE CASH DISTRIBUTIONS.

SUBSTITUTE FORM W-9: REQUEST FOR TAX PAYER IDENTIFICATION NUMBER AND CERTIFICATION

We are required by Federal income tax law to provide information to the Internal Revenue Service (“IRS”) on certain transactions. It is your obligation to provide us with a certification of your correct Taxpayer Identification Number (TIN) and certain other information. Please read the following instructions carefully.

Section Instructions:

A.	Carefully check this number you supply against any documents you have such as a social security card or correspondence from the IRS. Clearly print your name. If there is more than one name below, please circle the name to whom this TIN belongs to.

B.	You will be subject to backup withholding unless you certify that the following statement is correct: “I am not subject to backup withholding because either I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.”

C.	Certain entities are exempt payees (churches, charities, etc.). Except for IRA accounts, individuals are never exempt. If this is an account that is exempt, make sure that you check the box in the lower right hand corner.

After you have completed the section below, sign and date the certification. Only the person whose TIN is being reported, or their legal representative, may actually sign the form. For a joint account, only the person whose name and TIN is shown should sign the form. For organizations and other entities, only a legal representative should sign below.

_________________________________________	_________________________________	PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER TIN IDENTIFYING NUMBER
NAMES REGISTERED ON STOCK	NAMES REGISTERED ON STOCK (if jointly held)

Certification: Under the penalties of perjury, I certify that the information provided on this form is true, correct and complete.		☐ Check this box if you are not subject to backup withholding.
____________________________________________	Dated ______________ ____________, 20__	☐ For all accounts check this box if you are specifically an exempt payee.
Signature of taxpayer ID being certified

1

2.	ELECTION CHOICES. All elections are subject to proration and adjustment as described in (a) the Joint Proxy Statement/Prospectus dated February 14, 2007 relating to the expected merger of Far West Bancorporation with and into AmericanWest Bancorporation, (b) the Agreement and Plan of Merger, dated as of October 18, 2006, by and between AmericanWest and Far West and (c) the accompanying instructions, each of which you are urged to read in their entirety before completing this Election Form. Choose ONE of the following options. If you do not check a box or if you check more than one box, you will be considered to have not made an effective election, and you will receive cash, shares of AmericanWest common stock or a combination of both, depending on the elections of other Far West shareholders.

Choose ONE of the following options:

A.	☐ Mark this box to elect CASH consideration for ALL of your shares of Far West common stock, subject to possible proration and adjustment.

OR

B.	☐ Mark this box to elect STOCK consideration for ALL of your shares of Far West common stock, subject to possible proration and adjustment.

OR

C.	☐ Mark this box to elect a combination of CASH and STOCK consideration, and write the number of whole shares of Far West common stock (no fractions) for each form of consideration you wish to receive in the boxes below, subject to possible proration and adjustment. Do not insert dollar amounts, percentages or fractions of shares in these boxes. You must list the specific number of shares for each category.

Number of shares elected to receive CASH Consideration:

Number of shares elected to receive STOCK Consideration:

TOTAL (total number of shares listed here should equal
the total number of shares listed above section 1)

3.	SPECIAL HANDLING REQUIREMENTS.

☐ Please mark this box if you have special issuance and payment or special delivery instructions, and complete Box A or B, as appropriate, on the reverse side of this Election Form. See Instructions B.2, B.4, B.6 and B.7.

By signing this form, you agree to the terms, conditions and statements set forth on this Election Form and in the Instructions (including the representations and warranties set forth in Section C of the Instructions), the accompanying Questions and Answers and the Joint Proxy Statement/Prospectus.

Signature	Date

Signature of co-owner, if any	Date

All registered owners must sign exactly as the shares are registered

2

Mailing Instructions:

If you want to make an election, you must return your Far West stock certificate(s) or a properly completed Notice of Guaranteed Delivery, together with your completed and signed Election Form and any other required documents, to one of the addresses below. Your properly completed election must be received prior to the election deadline. We have enclosed a pre-addressed envelope for your convenience. Please allow ample time for delivery.

By Mail:	By Overnight Delivery:	By Hand:

Far West/AmericanWest Transaction	Far West/AmericanWest Transaction	Far West/AmericanWest Transaction

c/o Illinois Stock Transfer Company	c/o Illinois Stock Transfer Company	c/o Illinois Stock Transfer Company

209 W. Jackson Blvd., Suite 903	209 W. Jackson Blvd., Suite 903	209 W. Jackson Blvd., Suite 903

Chicago, IL 60606	Chicago, IL 60606	Chicago, IL 60606

Tel: (312) 427-2953 • (800) 757-5755

Delivery shall be effected, and risk of loss and title to any Far West stock certificate(s) shall pass, only upon receipt of the certificate(s) by the Exchange Agent. Delivery of the Election Form to an address other than set forth above will NOT constitute a valid delivery to the Exchange Agent.

If the Exchange Agent has not received your properly completed Election Form, accompanied by your Far West stock certificate(s) or a properly completed Notice of Guaranteed Delivery by 4:00 p.m., Central Time, on March 22, 2007, which is the election deadline, then you have not made an effective election and you will be deemed to have not made an election and will receive stock consideration, cash consideration or a combination of both cash consideration and stock consideration, depending on the elections of other Far West shareholders.

For Information About the Election:

Questions regarding the election should be directed to the Exchange Agent by telephone at 1-800-757-5755 or (312) 427-2953, or by mail at Illinois Stock Transfer Company, 209 W. Jackson Blvd., Suite 903, Chicago, IL 60606.

BOX A	BOX B
Special Issuance and Payment Instructions (See Instructions B.2, B.4, B.6 and B.7)	Special Delivery Instructions (See Instructions B.2, B.4 and B.7)

To be completed ONLY if the merger consideration is to be issued in the name of someone other than that shown on the front of this Election Form.	To be completed ONLY if the merger consideration is to be mailed to the registered owner at an address other than that shown on the front of this Election Form.

Issue check and/or shares of American West common stock to:	Mail check and/or shares of American West common stock to:

Name:	Name:

Address:	Address:

If you complete this box, you will need a signature guarantee by an Eligible Institution. See Instructions B.2 and B.6.	If you complete this box, you will need a signature guarantee by an Eligible Institution. See Instructions B.2 and B.7.

If you completed Box A, B or C, please sign below:	MEDALLION SIGNATURE GUARANTEE (Stamp here)

Signature

Signature of co-owner, if any

Date

3

ELECTION FORM INSTRUCTIONS

Your election is subject to certain terms, conditions and limitations, which are set forth in the Merger Agreement and described in the Joint Proxy Statement/Prospectus. A copy of the Merger Agreement is included as Appendix A to the Joint Proxy Statement/Prospectus. Copies of the Joint Proxy Statement/Prospectus may be requested from the Exchange Agent at 1-800-757- 5755 or (312) 427-2953. Each Far West shareholder is encouraged to read the Joint Proxy Statement/Prospectus in its entirety and to discuss the contents thereof, the Merger and the Election Form with his or her personal financial and tax advisors prior to deciding which election to make. The tax consequences to a Far West shareholder will vary depending upon the election you make, any proration and a number of other factors.

The Election Form should be properly completed, dated and signed, and should be delivered, together with certificates representing all of the shares of Far West common stock currently held by you or a properly completed Notice of Guaranteed Delivery to the Exchange Agent, at the appropriate address set forth on the Election Form. To prevent backup withholding, U.S. holders of Far West common stock should also complete and return the enclosed Substitute IRS Form W-9. The method of delivery of certificate(s) and any other required documents is at the election and risk of the owner. However, if certificate(s) are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested. Risk of loss and title of the certificate(s) shall pass only upon proper delivery of the certificate(s) to the Exchange Agent.

Please read and follow carefully the instructions regarding completion of the Election Form set forth below. These instructions, terms and representations and warranties are part of the terms and conditions of the Election Form.

A.	Special Conditions

1. Time in Which to Elect. In order for your election to be effective, the Exchange Agent must receive a properly completed Election Form, accompanied by certificate(s) representing all of the shares of Far West common stock in respect of which you make election, no later than 4:00 p.m., Central Time, on March 22, 2007. If a holder of shares of Far West common stock does not properly follow the instructions for making an effective election or if a Far West shareholder’s election is otherwise not effective, such shareholder will be deemed to have not made an election and will receive stock consideration, cash consideration or a combination of both stock consideration and cash consideration, depending on the elections of other Far West shareholders.

Stock certificates may be delivered by guaranteed delivery in the form of the enclosed Notice of Guaranteed Delivery; except that if a Notice of Guaranteed Delivery has been submitted to the Exchange Agent, such certificate(s) must in fact be delivered to the Exchange Agent by the time required in such Notice of Guaranteed Delivery. Shareholders are urged to deliver a properly completed Election Form, accompanied by certificates, or a Notice of Guaranteed Delivery, no later than 4:00 p.m., Central Time, on March 22, 2007, which is the election deadline.

2. Revocation or Change of Election. Any election may be revoked or changed and the certificate(s) withdrawn by the person who submitted the Election Form to the Exchange Agent by written notice duly executed and received by the Exchange Agent up to and immediately prior to the election deadline. In revoking an election, such notice must specify the person in whose name the shares of Far West common stock to be withdrawn had been submitted, the number of shares to be withdrawn, the name of the registered holder thereof, and the serial numbers shown on the certificate(s) representing the shares to be withdrawn. If an election is revoked, and the certificate(s) withdrawn, the certificate(s) will be returned promptly by the Exchange Agent to the person who submitted such notice. Upon any such revocation, unless a properly completed Election Form, together with your certificate(s) (or a properly completed Notice of Guaranteed Delivery) is thereafter submitted to the Exchange Agent prior to the election deadline, you will be deemed to have not made an effective election and will receive stock consideration, cash consideration or a combination of both stock consideration and cash consideration, depending on the elections of other Far West shareholders.

3. Elections Void if Merger Not Completed. All Forms of Election will be void and of no effect if the Merger Agreement is terminated. The Exchange Agent will return promptly certificate(s) it had received previously to the person who made such election. Certificates representing Far West common stock will be returned by the Exchange Agent without charge to the holder as promptly as practicable by first class, insured mail.

4. Cash in lieu of Fractional Interests. No certificate representing a fraction of a share of AmericanWest common stock will be issued. Instead, each Far West shareholder that would otherwise be entitled to receive a fractional share will receive an amount in cash equal to the product of (a) the fractional part of the share of AmericanWest common stock (after taking into account all shares of Far West common stock owned by such holder) such holder would otherwise be entitled to receive as merger consideration pursuant to his or her election and the proration and adjustment procedures described in the Joint Proxy Statement/Prospectus multiplied by (b) the average closing price of AmericanWest common stock on the Nasdaq stock market over the 20 consecutive trading-day period ending on the third business day prior to the effective time of the merger.

5. Nominees. Record holders of Far West shares who are nominees only may submit a separate Election Form for each beneficial owner for whom that record holder is a nominee, however, at request of the Exchange Agent the record holder must certify to the Exchange Agent’s satisfaction that the record holder holds those Far West shares as nominee for the beneficial owner(s) thereof. Each beneficial owner for which a Election Form is submitted will be treated as a separate holder of Far West shares for the purposes of the election procedures.

B.	General

1. Execution and Delivery. The Election Form must be properly completed, dated and signed in the signature box and must be received (together with certificates representing shares of Far West common stock as to which the election(s) is (are) made or a properly completed Notice of Guaranteed Delivery) by the Exchange Agent at the address of the Exchange Agent set forth in this Election Form prior to the election deadline.

In Item 1 of the Election Form, you should list each of the certificate number(s) on which you would like to elect, along with the number of shares represented by each. If the space is inadequate, use a separate sheet and attach it to the Election Form. If your certificate(s) has been lost, stolen or destroyed, check the box noting this.

In Item 2 of the Election Form, you should:

•	mark Box A if you wish to elect cash consideration for all of the shares of Far West common stock identified under Item 1 of the Election Form,

•	mark Box B if you wish to elect stock consideration for all of the shares of Far West common stock identified under Item 1 of the Election Form, or

•	mark Box C if you wish to receive a combination of cash consideration and stock consideration.

If you wish to receive a combination of stock consideration and cash consideration, please also print the number of shares of Far West common stock with respect to which you wish to receive cash consideration and the number of shares of Far West common stock with respect to which you wish to receive stock consideration in the space indicated under Box C of the Election Form. You should not list a percentage or a fractional shares of Far West common stock in the space under Box C. If you elect a combination of stock consideration and cash consideration, any fractional share of Far West common stock you own will be treated as if no election had been made with respect to such share. The total number of shares of Far West common stock for which you elect to receive a combination of stock consideration and cash consideration may not exceed the total number of full shares of Far West common stock listed in Item 1 of the Election Form (excluding all fractional shares). If the total number of shares for which you elect to receive a combination of cash consideration and stock consideration exceeds the total number of shares entered in Item 1, your election will be deemed to be invalid. If the total number of shares for which you elect to receive a combination of cash consideration and stock consideration is less than the total entered in Item 1, you will be deemed not to have made an election for the number of shares constituting the difference.

The Exchange Agent and AmericanWest Bancorporation reserve the right to deem that you have not made any election if:

•	no election choice is indicated in Item 2 of the Election Form;

•	more than one election choice is indicated in Item 2 of the Election Form;

•

you fail to follow the instructions on the Election Form (including failure to submit your Far West stock certificate(s) or a Notice of Guaranteed Delivery) or otherwise fail to properly make an election;

•	a completed Election Form (including submission of your Far West stock certificate(s) or a Notice of Guaranteed Delivery) is not actually received by the Exchange Agent prior to the election deadline;

•

you return the Election Form with a Notice of Guaranteed Delivery but do not deliver the Far West stock certificate(s) representing the shares in respect of which an election is being made within the time period specified in the Notice of Guaranteed Delivery; or

•

you withdraw a previously submitted Election Form and a new Election Form (including submission of your Far West stock certificate(s) or a Notice of Guaranteed Delivery) is not actually received by the Exchange Agent prior to the election deadline.

Notwithstanding anything to the contrary in the Election Form, the Exchange Agent and AmericanWest Bancorporation reserve the right to waive any flaws in a completed Election Form but shall be under no obligation to do so.

2. Guarantee of Signatures. A signature guarantee is required on the Election Form if the registered holder(s) of the shares of Far West common stock surrendered herewith has completed the box entitled “Special Issuance and Payment Instructions” or “Special Delivery Instructions” on the Election Form. No signature guarantee is required if the Election Form is signed by the registered holder(s) of the shares of Far West common stock surrendered herewith and no such boxes are completed. If one is required, a signature guarantee must be completed by an eligible guarantor institution such as a commercial bank, trust company, securities broker/dealer, credit union or savings association participating in a Medallion Program approved by the Securities Transfer Association, Inc. (each of which is referred to as an “Eligible Institution”). Far West Bank is an Eligible Institution. See Instruction B.4. If you have any questions regarding the need for a signature guarantee, please call the Exchange Agent at 1-800-757- 5755 or (312) 427-2953. Notorization by a notary public is not a valid substitute for a Medallion Guaranteed signature.

3. Delivery of Election Form and Share Certificates. The certificate(s), together with a properly completed and duly executed and dated copy of the Election Form and any other documents required by the Election Form, or a properly completed Notice of Guaranteed Delivery must be delivered directly to the Exchange Agent, Illinois Stock Transfer Company, at the address set forth in this document. Please do not send your certificate(s), Notice of Guaranteed Delivery or Election Form to AmericanWest Bancorporation or Far West Bancorporation.

The method of delivery of certificate(s) and any other required documents is at the election and risk of the owner. However, if certificate(s) are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested. Risk of loss and title of the certificate(s) will pass only upon proper delivery of the certificate(s) to the Exchange Agent.

All questions as to validity, form and eligibility of the surrender of any certificate and elections hereunder will be determined by AmericanWest Bancorporation (which may delegate power in whole or in part to the Exchange Agent) and such determination will be binding and conclusive. AmericanWest Bancorporation reserves the right to waive any irregularities or defects in the surrender of any certificate(s) and any election, but is under no obligation to do so. A surrender will not be deemed to have been made until all irregularities have been cured or waived. AmericanWest Bancorporation and the Exchange Agent will make reasonable efforts to notify any person of any defect in any Election Form submitted to the Exchange Agent, but will be under no obligation to do so.

4. Signatures on Election Form and Endorsements. If the Election Form is signed by the registered holder(s) of the shares of Far West common stock surrendered thereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without any change whatsoever.

If the certificate(s) surrendered are owned of record by two or more persons, all such persons must sign the Election Form. If the certificates are registered in the names of different holders on separate certificates, it will be necessary to complete, sign and submit as many separate Forms of Election as there are different registrations of certificates.

If the Election Form is signed by the registered holder(s) of the certificate(s) listed and surrendered herewith, no endorsements of the certificate(s) or separate stock powers are required.

If the Election Form is signed by a person other than the registered holder(s) of the certificate(s) surrendered, such certificate(s) must be endorsed or together with appropriate stock powers, in either case, signed exactly as the name(s) of the record holder(s) appears on such certificate(s), in which case the signatures on such certificate(s) or stock powers must be guaranteed by an Eligible Institution (as defined in Instruction B.2).

If the Election Form or any certificate(s) or stock power(s) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, must give his or her full title in such capacity, and must submit proper evidence of his or her authority to so act. Shareholders with any questions regarding what constitutes proper evidence should call the Exchange Agent at 1-800-757-5755 or (312) 427-2953. The Exchange Agent will not exchange your shares of Far West common stock until you have complied with all instructions herein.

5. New Certificate or Cash Proceeds in Same Name. If the certificate representing shares of AmericanWest common stock or cash proceeds is to be registered in exactly the same name that appears on the certificate(s) being surrendered with the Election Form, the shareholder will not be required to endorse the certificate(s) surrendered herewith.

6. New Certificates or Cash Proceeds in Different Name. If the certificate representing shares of AmericanWest common stock or cash proceeds is to be registered in a name other than exactly the name that appears on the certificate(s) being surrendered with the Election Form, the certificate(s) being surrendered herewith must be endorsed, or accompanied by an appropriate signed stock power, and the signatures appearing on such endorsement(s) or stock power(s) and on the Election Form must be medallion guaranteed by an Eligible Institution (as defined in Instruction B.2). In such case, the “Special Issuance and Payment Instructions” box on the Election Form must be completed. See Instruction B.8 as to certifying the Taxpayer Identification Number for the new registered owner.

7. Special Delivery Instructions. The “Special Delivery Instructions” box on the Election Form must indicate the name and address of the person(s) to whom the certificate(s) and/or check comprising the merger consideration are to be sent if different from the name and address of the person(s) signing the Election Form. Filling in the box will NOT change your address for dividends and other mailings.

8. Form W-9. To prevent backup withholding on the merger consideration in and on any subsequent dividends, each U.S. Holder (as defined below) should either (a) provide his, her or its correct taxpayer identification number (“TIN”) by completing the IRS Form W-9 attached to this Election Form, certifying that (1) he, she or it is a “United States person” (as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), (2) the TIN provided is correct (or that such U.S. Holder is awaiting a TIN) and (3) that the U.S. Holder is exempt from backup withholding because (i) the U.S. holder has not been notified by the Internal Revenue Service (the “IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or (ii) the IRS has notified the U.S. Holder that he, she or it is no longer subject to backup withholding or (b) otherwise establish an exemption. If you do not provide your TIN to the Exchange Agent, backup withholding may begin and continue until you furnish your TIN. If you do not provide the Exchange Agent with the correct TIN or an adequate basis for exemption, you may be subject to a $50.00 penalty imposed by the IRS, and the consideration you receive in the Merger, and any subsequent dividends, may be subject to backup withholding at a rate of 28% (or the current rate). If withholding results in an overpayment of taxes, a refund may be obtained on your personal tax return.

To prevent backup withholding, foreign holders should (i) submit a properly completed IRS Form W-8 to the Exchange Agent, certifying under penalties of perjury to the holder’s foreign status or (ii) otherwise establish an exemption. IRS Forms W-8 may be obtained from the Exchange Agent.

Certain holders (including, among others, corporations and certain foreign individuals) are exempt recipients not subject to these backup withholding requirements. See the enclosed Request for Taxpayer Identification Number on Substitute Form W-9. To avoid possible erroneous backup withholding, exempt U.S. Holders, while not required to file Substitute Form W-9, should complete and return the Substitute Form W-9 and check the “Exempt” box on its face.

For the purposes of these instructions, a “U.S. Holder” is (i) an individual who is a citizen or resident alien of the United States, (ii) a corporation (including an entity taxable as a corporation) or partnership created under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

See the enclosed Guidelines for Request for Taxpayer Identification Number on Substitute Form W-9 for additional information and instructions. If you need additional or replacement copies of Form W-9, please call the Exchange Agent at 1-800-757-5755 or (312) 427-2953.

IRS Circular 230 Disclosure: To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. tax advice contained in this communication (including any attachments) is not intended or written to be used, and may not be used, for the purpose of (i) avoiding penalties under the Internal

Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.

9. Lost, Stolen or Destroyed Certificates. If your certificate(s) has been lost, stolen or destroyed, please check the box in Item 1 for listing your certificates. If you have any questions, please contact the Exchange Agent, at 1-800-757-5755 or (312) 427-2953.

10. Correction of or Change in Name. For a correction of name or for a change in name which does not involve a change in ownership, you may proceed as follows: (a) for a change in name by marriage, etc., the Election Form should be signed, e.g., “Mary Doe, now by marriage Mary Jones” and (b) for a correction in name, the Election Form should be signed, e.g., “James E. Brown, incorrectly inscribed as J.E. Brown”. In each such case, the signature on the Election Form must be guaranteed as provided in Instruction B.2 above.

11. Information and Additional Copies. Information and additional copies of the Election Form, as well as additional copies of the Joint Proxy Statement/Prospectus, may be obtained from the Exchange Agent by writing to the mailing address or calling 1-800-757-5755 or (312) 427-2953.

C.	Representations and Warranties of the Far West Shareholder

By signing and returning the Election Form or Notice of Guaranteed Delivery to the Exchange Agent, you agree to the statements set forth below:

1. You acknowledge receipt of the Joint Proxy Statement/Prospectus.

2. You agree that all elections, instructions and orders in this Election Form are subject to the terms and conditions of the merger agreement, the Joint Proxy Statement/Prospectus and the instructions applicable to this Election Form.

3. You are, as of the date of the Form of this Election, and will be, as of the effective time of the merger, the record holder of the shares of Far West common stock represented by the certificate(s) surrendered with the Election Form, with good title to those shares of Far West common stock and full power and authority to (a) sell, assign and transfer those shares of Far West common stock free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims and (b) to make the election indicated on the Election Form.

4. You will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of your shares of Far West common stock.

QUESTIONS AND ANSWERS

About the Surrender of Shares of Far West Common Stock for Cash and/or Shares of AmericanWest Common Stock

The following are answers to some frequently asked questions about the surrender, subject to the completion of the merger, of shares of Far West common stock in connection with the merger. This information is qualified in its entirety by (1) the Agreement and Plan of Merger, dated as of October 18,2006, by and between AmericanWest Bancorporation and Far West Bancorporation (a copy of which was included as Appendix A to the Joint Proxy Statement/Prospectus dated February 14,2007, mailed to Far West shareholders in connection with the March 26,2007 special meeting of Far West shareholders, (2) the Joint Proxy Statement/Prospectus and (3) the Election Form and the Instructions enclosed. If you have additional questions about the surrender of your shares of Far West common stock or need further assistance, please call the Exchange Agent, Illinois Stock Transfer Company, at 1-800-757-5755 or (312) 427-2953.

1. What election am I being asked to make?

At the special meeting of Far West shareholders, the Far West shareholders will be asked to consider and vote upon the approval of the Merger Agreement. The closing of the merger is expected to occur in the first quarter of 2007, subject to approval by the shareholders of Far West and AmericanWest and the fulfillment of certain other conditions.

You are being asked to elect to receive stock consideration or cash consideration, subject to proration and adjustment, for each share of Far West common stock you own. In the event of proration or adjustment, you may receive a portion of the merger consideration in a form other than that which you elected. This election is described in greater detail in this document and in the Joint Proxy Statement/Prospectus dated February 14, 2007.

For certain information regarding the federal income tax consequences of elections, review carefully the section “The Merger —Material United States Federal Income Tax Considerations of the Merger” in the Joint Proxy Statement/Prospectus. For information about your individual income tax consequences, please consult your personal tax advisor.

Subject to the election and proration and adjustment procedures, after the Merger is completed you will receive, in exchange for each share of Far West common stock you own, consideration with a value equal to $1,172.46.

2. When is the Election Form due?

The properly completed and signed Election Form and other required documents must be returned to the Exchange Agent no later than 4:00p.m., Central Time, on March 22, 2007, which is the election deadline. If you do not submit a properly completed and signed Election Form to the Exchange Agent so that it is received by the Exchange Agent before the election deadline, you may receive stock consideration, cash consideration or a combination of both stock consideration and cash consideration, depending on the elections of other Far West shareholders, pursuant to the proration and adjustment procedures set forth in the merger agreement. AmericanWest may extend the election deadline.

3. What is the Election Form?

The enclosed Election Form allows you to indicate your preference between stock consideration or cash consideration, or a combination of both. To make an election, complete the enclosed Election Form according to its instructions and return the Election Form to the Exchange Agent together with your Far West stock certificate(s) by the election deadline.

Shareholders that elect to receive entirely cash or entirely shares of AmericanWest common stock may nevertheless receive a combination of cash and common stock, and shareholders who elect to receive a

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combination of cash and shares of AmericanWest common stock may receive cash and common stock in a different proportion than what they elect, pursuant to the proration and adjustment procedures set forth in the merger agreement.

Enclosed with the Election Form are instructions for completing the Election Form to make a valid election and surrendering your Far West stock certificate(s) to the Exchange Agent. You must complete, sign and return the Election Form to the Exchange Agent along with your Far West stock certificate(s) or a properly completed Notice of Guaranteed Delivery, in order to elect the type of merger consideration that you would prefer to receive in the Merger.

4. What will happen if I do not complete and return all necessary materials to the Exchange Agent by the election deadline?

You will be treated as if you did not make an election and you will receive stock consideration, cash consideration or a combination of both stock consideration and cash consideration, depending on the elections made by other Far West shareholders, pursuant to the proration and adjustment procedures set forth in the merger agreement. You will, however, not receive the merger consideration until you have surrendered your Far West stock certificate(s). No Far West shareholder will receive any consideration for their Far West stock until after the merger is completed.

If the other shareholders elect to receive less than 20% of the aggregate merger consideration in cash, cash will be undersubscribed. Shareholders who fail to make a valid election with respect to their shares may receive cash for those shares, which generally will be taxable (see “The Merger–Material United States Federal Income Tax Considerations of the Merger” in the Joint Proxy Statement/Prospectus). We, therefore, encourage Far West shareholders to make a valid election with respect to all their shares.

5. What will happen if I submit the Election Form and my Far West stock certificates, and then later change my mind?

You may change your election any time before the election deadline by sending a new, properly completed and signed Election Form to the Exchange Agent. The new Election Form must be accompanied by a cover letter stating that you are changing your election. You may also withdraw your election at any time before to the election deadline by written notice duly executed and received by the Exchange Agent before to the election deadline. However, the time to make a valid election is limited, so we encourage you to consider carefully your choice before sending in your materials. The Exchange Agent must receive any changes in or withdrawals of your election by the election deadline for the change or withdrawal to be effective.

6. How should I mail in my Election Form and any Far West stock certificates?

You are responsible for delivering your Election Form and any Far West stock certificate(s) to the Exchange Agent. The method of delivery is at your election and risk. We recommend that you use registered mail, properly insured, return receipt requested. Please keep in mind that the delivery time for registered or certified mail is often longer than for regular mail. Whichever method you choose, please be sure to allow ample time for delivery. The Election Form and your stock certificate(s) may be mailed, or sent by courier, in the enclosed return envelope, to one of the following addresses:

By Mail:	By Overnight Delivery:	By Hand:

Far West/AmericanWest Transaction	Far West/American West Transaction	Far West/AmericanWest Transaction
c/o Illinois Stock Transfer Company	c/o Illinois Stock Transfer Company	c/o Illinois Stock Transfer Company
209 W. Jackson Blvd., Suite 903	209 W. Jackson Blvd., Suite 903	209 W. Jackson Blvd., Suite 903
Chicago, IL 60606	Chicago, IL 60606	Chicago, IL 60606
Tel: (312)427-2953
(800) 757-5755

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If you have any questions regarding the procedure for exchanging your stock certificate(s) or submitting a Notice of Guaranteed Delivery, please contact the Exchange Agent at 1-800-757-5755 or (312) 427-2953.

7. What if I have more than one registered account?

You will receive and must complete a separate Election Form for each account that you have.

8. If my Far West stock certificate is lost, stolen or destroyed, who do I contact?

If your Far West stock certificate has been lost, stolen or destroyed, please check the box in Item 1 below the table for listing your certificates. If you have any questions, please call the Exchange Agent, at 1-800-757-5755 or (312) 427-2953.

9. What should I do if I want my shares of American West common stock or cash consideration issued in a different name?

Please follow instruction B.6 of the Election Form instructions. All changes in registration require a “Medallion” signature guarantee. You can have your signature Medallion Guaranteed at a financial institution such as a commercial bank, trust company, securities broker/dealer, credit union or savings association participating in a Medallion Program approved by the Securities Transfer Association, Inc. Notarization by a notary public is not a valid substitute for a Medallion Guaranteed signature. In addition, unless you certify the Taxpayer Identification Number for the new account, you may be subject to backup withholding and other penalties. Please refer to Instruction B.8 of the Election Form instructions.

10. What if my shares of Far West common stock are held by a bank or broker?

Please contact your bank or broker for information about how to make your election.

11. How long will it take the Exchange Agent to exchange my shares of Far West common stock and mail my merger consideration if the Merger is completed?

Assuming that you properly complete the Election Form and surrender all of your Far West stock certificate(s) for your shares of Far West common stock by the election deadline, the Exchange Agent will mail your merger consideration to you within five business days from the date the merger is completed or as soon as practical. If there is any problem with your documentation once it reaches the Exchange Agent, the Exchange Agent will mail correspondence to you requesting additional documentation or clarification on the submission of your Election Form. Your election will not be valid until any and all problems with your documentation are resolved. If any problem with your Election Form is not resolved before to the election deadline, you will be deemed to have not made an effective election and will receive stock consideration, cash consideration or a combination of both stock consideration and cash consideration, depending on the elections made by other Far West shareholders, pursuant to the proration and adjustment procedures set forth in the merger agreement.

12. What is a Form W-9 “Payer’s Request for Taxpayer Identification Number and Certification”? What form should I use if I am a foreign shareholder?

The Form W-9 should be completed, signed and returned to the Exchange Agent. If you do not provide your taxpayer identification number, or TIN, to the Exchange Agent, backup withholding may begin and continue until you furnish your TIN. For individuals, your TIN will generally be your social security number. For corporations and other entities, your TIN generally will be your employer identification number. See the enclosed guidelines for Request for Taxpayer Identification Number on Substitute Form W-9. Non-U.S. shareholders should provide a Form W-8 that may be obtained from the Exchange Agent or the IRS’s website at www.irs.gov. Foreign shareholders should contact the Exchange Agent for further information.

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13. What if I lose my Election Form or need an additional one?

You should call the Exchange Agent at 1-800-757-5755 or (312) 427-2953 and request that a duplicate Election Form be mailed to you. The Exchange Agent must receive any Election Form changes by the election deadline in order for the election to be effective.

14. Will I be subject to different tax consequences depending on the election I make, including an invalid election?

You may be subject to different tax consequences depending on the election you make, including an invalid election. For information about the material U.S. federal income tax consequences of each election, please see “The Merger–Material United States Federal Income Tax Considerations of the Merger” in the Joint Proxy Statement/Prospectus. Far West shareholders should consult their own tax advisors as to the specific tax consequences to them of the merger in light of their particular circumstances, including the applicability and effect of U.S. federal, state, local, foreign and other tax laws.

15. May AmericanWest extend the election deadline?

Yes, AmericanWest may extend the election deadline in its sole discretion. If the election deadline is extended, notice will be sent to Far West shareholders in due course.

16. If I still have questions about the Merger and my exchange of shares of Far West common stock, who should I call?

You should call the Exchange Agent at 1-800-757-5755 or (312) 427-2953 to answer any questions you may have.

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GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

What Name and Number to Give the Requester

Name

If you are an individual, you must generally enter the name shown on your Social Security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your Social Security card, and your new last name. If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in Part I of the form.

Sole Proprietor — You must enter your individual name as shown on your Social Security card. You may enter your business, trade or “doing business as” name on the business name line.

Limited Liability Company (LLC) — If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations § 301.7701-3, enter the owner’s name.

Enter the LLC’s name on the business name line. A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Other Entities — Enter the business name as shown on required federal income tax documents. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade or “doing business as” name on the business name line.

Taxpayer Identification Number (TIN)

You must enter your taxpayer identification number in the appropriate box. If you are a resident alien and you do not have and are not eligible to get a Social Security number, your taxpayer identification number is your IRS individual taxpayer identification number (ITIN). Enter it in the Social Security number box. If you do not have an individual taxpayer identification number, see How to Get a TIN below. If you are a sole proprietor and you have an employer identification number, you may enter either your Social Security number or employer identification number. However, using your employer identification number may result in unnecessary notices to the requester, and the IRS prefers that you use your Social Security number. If you are an LLC that is disregarded as an entity separate from its owner under Treasury regulations § 301.7701-3, and are owned by an individual, enter the owner’s Social Security number. If the owner of a disregarded LLC is a corporation, partnership, etc., enter the owner’s employer identification number. See the chart below for further clarification of name and TIN combinations.

Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000.

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The table below will help determine the number to give the requester.

For this type of account	Give Name and TIN of:

1. Individual	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)

b. The so-called trust account that is not a legal or valid trust under state law	The actual owner(1)

5. Sole proprietorship	The owner(3)

6. A valid trust, estate or pension trust	Legal entity(4)

7. Corporation or LLC electing corporate status on Form 8832	The corporation or LLC The organization

8. Association, club, religious, charitable, educational or other tax- exempt organization.

9. Partnership or multi- member LLC	The partnership or LLC

10. A broker or registered nominee	The broker or nominee

11. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s Social Security number.

(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your Social Security number or employer identification number (if you have one).

(4)	List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

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GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

How to Get a TIN

If you do not have a taxpayer identification number, apply for one immediately. To apply for a Social Security number, get Form SS-5, Application for a Social Security Number Card, from your local Social Security Administration office. Get Form W-7 to apply for an individual taxpayer identification number or Form SS-4, Application for Employer Identification Number, to apply for an employer identification number. You can get Forms W-7 and SS-4 from the IRS.

If you do not have a taxpayer identification number, write “Applied For” in the space for the taxpayer identification number, sign and date the form (including the Certificate of Awaiting Taxpayer Identification Number), and give it to the requester. For interest and dividend payments and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a taxpayer identification number and give it to the requester before you are subject to backup withholding. Other payments are subject to backup withholding without regard to the 60-day rule, until you provide your taxpayer identification number.

Note: Writing “Applied For” means that you have already applied for a taxpayer identification number or that you intend to apply for one soon.

Exemption From Backup Withholding

Payees Exempt From Backup Withholding

Individuals (including sole proprietors and LLCs disregarded as entities separate from their individual owners) are NOT automatically exempt from backup withholding.

For interest and dividends, the following payees are generally exempt from backup withholding:

1)	An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), an individual retirement account (IRA), or a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of section 401(f)(2) of the Code.

2)	The United States or any of its agencies or instrumentalities.

3)	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

4)	A foreign government or any of its political subdivisions, agencies or instrumentalities.

5)	An international organization or any of its agencies or instrumentalities.

6)	A corporation.

7)	A foreign bank of central issue.

8)	A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

9)	A real estate investment trust.

10)	An entity registered at all times during the tax year under the Investment Company Act of 1940.

11)	A common trust fund operated by a bank under section 584(a) of the Code.

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12)	A financial institution (as defined for purposes of section 3406 of the Code).

13)	A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

14)	A trust exempt from tax under section 664 of the Code or described in section 4947 of the Code.

For broker transactions, persons listed in items 1-12, above, as well the persons listed in items 15-16, below, are exempt from backup withholding.

15)	A futures commission merchant registered with the Commodity Futures Trading Commission.

16)	A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker.

Payments Exempt From Backup Withholding

Dividends and patronage dividends that are generally exempt from backup withholding include:

•	Payments to nonresident aliens subject to withholding under section 1441 of the Code.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

Interest payments that are generally exempt from backup withholding include:

•	Payments made by an ESOP pursuant to section 404(k) of the Code.

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Payments of interest on obligations issued by individuals. Note, however, that such a payment may be subject to backup withholding if the amount of interest paid during a taxable year in the course of the payor’s trade or business is $600 or more, and you have not provided your correct taxpayer identification number or you have provided an incorrect taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

•	Payments described in section 6049(b)(5) of the Code to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451 of the Code.

•	Payments made by certain foreign organizations.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code, and the Treasury regulations thereunder.

If you are exempt from backup withholding, you should still complete and file Substitute Form W-9 to avoid possible erroneous backup withholding. Enter your correct taxpayer identification number in Part 1, write “Exempt” in Part 2, and sign and date the form and return it to the requester.

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GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

Privacy Act Notice.–Section 6109 of the Code requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold at the applicable rate on payments of taxable interest, dividends and certain other items to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Failure to Furnish Taxpayer Identification Number.–If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50.00 for each failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.–If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500.00 penalty.

(3) Criminal Penalty for Falsifying Information.–Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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FAR WEST BANCORPORATION

NOTICE OF GUARANTEED DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

This Notice of Guaranteed Delivery must be used to make a valid election with respect to your shares of Far West common stock, as set forth in the accompanying Election Form and the instructions thereto (collectively, the “Election Form”), if (1) your stock certificate(s) representing shares of Far West common stock are not immediately available or (2) you cannot deliver the certificate(s) and all other required documents to Illinois Stock Transfer Company (the “Exchange Agent”) prior to 4:00 p.m., central time, on March 22, 2007, which is the election deadline. You may deliver this Notice of Guaranteed Delivery by hand, overnight courier or mail to the Exchange Agent as set forth below and it must be received by the Exchange Agent on or before the election deadline. See “Mailing Instructions” in the Election Form for further information.

TO: ILLINOIS STOCK TRANSFER COMPANY, Exchange Agent

By Mail:	By Overnight Delivery:	By Hand:

Far West/AmericanWest Transaction	Far West/AmericanWest Transaction	Far West/AmericanWest Transaction
c/o Illinois Stock Transfer Company	c/o Illinois Stock Transfer Company	c/o Illinois Stock Transfer Company
209 W. Jackson Blvd., Suite 903	209 W. Jackson Blvd., Suite 903	209 W. Jackson Blvd., Suite 903
Chicago, IL 60606	Chicago, IL 60606	Chicago, IL 60606
Tel: (312) 427-2953
(800) 757-5755

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Election Form is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear below Box A or Box B of the Election Form.

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Ladies and Gentlemen:

I hereby acknowledge that if the shares of Far West common stock listed below are not delivered to the Exchange Agent by 4:00 p.m. central time on the third trading day after the election deadline (as set forth in the Election Form), the Exchange Agent may deem that I have not made an election with respect to such shares.

I hereby tender to the Exchange Agent the number of shares of Far West common stock set forth below, upon the terms of and subject to the conditions set forth in the related Election Form, including the instructions to the related Election Form, receipt of which I hereby acknowledge, as follows:

Certificate No. (if available)	Number of Shares

Signature

Signature of co-owner, if any

Number and Street or P.O. Box

City, State, Zip Code

Dated:                                                         ,

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a participant in a Medallion Program approved by the Securities Transfer Association, Inc., guarantees delivery to the Exchange Agent of certificates representing the shares of Far West common stock listed above with delivery of a properly completed and duly executed Election Form (or manually signed facsimile thereof) and any other required documents, no later than 4:00 p.m. Central Time on the third trading day after the election deadline.

Firm Name (Print)

Authorized Signature

Address

City, State, Zip Code

Area Code and Telephone Number

Dated:                                                         ,

DO NOT SEND CERTIFICATES(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT WITH THE ELECTION FORM TO THE EXCHANGE AGENT TOGETHER WITH YOUR LETTER OF TRANSMITTAL.

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If mailing stock certificates in this envelope, we recommend you return via registered mail, insuring contents

for 2% of the market value.

FROM	PLEASE
PLACE
STAMP
HERE

C/O ILLINOIS STOCK TRANSFER COMPANY

SUITE 903

209 W JACKSON BLVD

CHICAGO IL 60606-6901

C/O Illinois Stock Transfer Company 209 West Jackson Blvd., Suite 903 Chicago, IL 60606	FORWARDING SERVICE REQUESTED

IMPORTANT

DATED MATERIAL ENCLOSED